As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0579396
(State of Incorporation)	(I.R.S. Employer Identification No.)

Affymax, Inc.

4001 Miranda Avenue

Palo Alto, CA 94304

(650) 812-8700

(Address of principal executive offices)

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

(Full title of the plans)

John A. Orwin

Chief Executive Officer

4001 Miranda Avenue

Palo Alto, CA 94304

(650) 812-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq.

Glen Y. Sato, Esq.

Cooley LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒

Non-accelerated Filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,400,000 shares	(2)	$7.26	(4)	$10,170,860.00	$1,166.00
Common Stock, par value $0.001 per share	175,000 shares	(3)	$7.26	(4)	$1,271,358.00	$146.00
Total	1,575,000		N/A		$11,442,218.00	$1,312.00

(1)

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)			Represents shares of Common Stock reserved for future issuance under the Affymax, Inc. 2006 Equity Incentive Plan.

(3)			Represents shares of Common Stock reserved for future issuance under the Affymax, Inc. 2006 Employee Stock Purchase Plan.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of Registrant’s Common Stock as reported on The Nasdaq Global Market on January 27, 2012.

PART II

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,400,000 and 175,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, respectively.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the earlier registration statements relating to the 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on January 5, 2007 (File no. 333-139810), March 18, 2008 (File No. 333-149773), March 17, 2009 (File No. 333-158070), March 4, 2010 (File no. 333-165218) and January 21, 2011 (File no. 333-171795) are incorporated herein by reference and made a part hereof.

ITEM 8.     EXHIBITS

Exhibit Number
4.1.1	Amended and Restated Certificate of Incorporation. (1)
4.1.2	Amended and Restated Bylaws. (2)
4.2	Specimen Common Stock Certificate. (1)
4.3	Warrant to purchase shares of Series C Preferred Stock. (1)
4.4	Amended and Restated Investor Rights Agreement, dated September 7, 2006, by and between the Registrant and certain of its stockholders. (1)
4.5	Form of Warrant to Purchase shares of Common Stock. (3)
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2006 Equity Incentive Plan. (4)
99.2	2006 Employee Stock Purchase Plan. (5)

(1)                                  Filed as an exhibit to the registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-136125), originally filed with the Securities and Exchange Commission on July 28, 2006, as amended, and incorporated herein by reference.

(2)                                  Incorporated by reference from the indicated exhibit in our Form 8-K as filed with the Securities and Exchange Commission on September 10, 2007.

(3)                                  Incorporated by reference from the indicated exhibit in our Form 8-K as filed with the Securities and Exchange Commission on February 19, 2009.

(4)                                  Incorporated by reference from Exhibit 10.5 to our Form 10-Q as filed with the Securities and Exchange Commission on May 9, 2011.

(5)                                  Filed as an exhibit to the registrant’s Form S-8 (333-139810), as filed with the Securities and Exchange Commission on January 5, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 3, 2012.

AFFYMAX, INC.

By:	/s/ John A. Orwin
John A. Orwin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN A. ORWIN and HERB CROSS, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Orwin	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 3, 2012
John A. Orwin

/s/ Herb Cross	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2012
Herb Cross

Member of the Board of Directors
Hollings C. Renton

/s/ John P. Walker	Member of the Board of Directors	February 3, 2012
John P. Walker

Member of the Board of Directors
Kathleen LaPorte

/s/ Keith R. Leonard	Member of the Board of Directors	February 3, 2012
Keith R. Leonard

Signature	Title	Date

/s/ Ted W. Love	Member of the Board of Directors	February 3, 2012
Ted W. Love

/s/ Daniel K. Spiegelman	Member of the Board of Directors	February 3, 2012
Daniel K. Spiegelman

/s/ Christi van Heek	Member of the Board of Directors	February 3, 2012
Christi van Heek

EXHIBITS

Exhibit Number
4.1.1	Amended and Restated Certificate of Incorporation. (1)
4.1.2	Amended and Restated Bylaws. (2)
4.2	Specimen Common Stock Certificate. (1)
4.3	Warrant to purchase shares of Series C Preferred Stock. (1)
4.4	Amended and Restated Investor Rights Agreement, dated September 7, 2006, by and between the Registrant and certain of its stockholders. (1)
4.5	Form of Warrant to Purchase shares of Common Stock. (3)
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2006 Equity Incentive Plan. (4)
99.2	2006 Employee Stock Purchase Plan. (5)

(1)                                  Filed as an exhibit to the registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-136125), originally filed with the Securities and Exchange Commission on July 28, 2006, as amended, and incorporated herein by reference.

(2)                                  Incorporated by reference from the indicated exhibit in our Form 8-K as filed with the Securities and Exchange Commission on September 10, 2007.

(3)                                  Incorporated by reference from the indicated exhibit in our Form 8-K as filed with the Securities and Exchange Commission on February 19, 2009.

(4)                                  Incorporated by reference from Exhibit 10.5 to our Form 10-Q as filed with the Securities and Exchange Commission on May 9, 2011.

(5)                                  Filed as an exhibit to the registrant’s Form S-8 (333-139810), as filed with the Securities and Exchange Commission on January 5, 2007, and incorporated herein by reference.